Exhibit 99.4

Offer to Exchange

8 5/8% Senior Notes Due 2018

for any and all outstanding

8  5/8% Senior Notes Due 2018

of

WEST CORPORATION

[—], 2011

To Our Clients:

Enclosed for your consideration is a Prospectus dated [—], 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by West Corporation (the “Company”) and the direct and indirect subsidiaries of the Company named in Schedule I hereto (the “Guarantors”) to exchange $500,000,000 in principal amount of the Company’s new 8 5/8% Senior Notes due 2018 (the “Exchange Notes”) for $500,000,000, in denominations equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 8 5/8% Senior Notes due 2018 (with CUSIP numbers 952355 AG0 and U9611P AC7, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated October 5, 2010 between the Company and the other parties signatory thereto. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (other than as provided herein or in the Prospectus). The Outstanding Notes are unconditionally guaranteed (the “Outstanding Guarantees”) by the Guarantors on an unsecured senior basis, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors on an unsecured senior basis.

Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Notes” include the related New Guarantees, and references to the “Outstanding Notes” include the related Outstanding Guarantees.

The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. See “The Exchange Offers—Conditions to the Exchange Offers” in the Prospectus.

The Company will pay any transfer taxes payable in connection with the exchange of Outstanding Notes for Exchange Notes, except as otherwise provided in the Prospectus in “The Exchange Offers—Transfer Taxes” and in Instruction 5 of the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, on [—], 2011 (inclusive of [—], 2011), unless the Exchange

Offer is extended by the Company. The time the Exchange Offer expires is referred to as the “Expiration Date.” If not yet accepted, tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL EXCHANGES BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your behalf.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

OF

8 5/8% SENIOR NOTES DUE 2018

The undersigned hereby acknowledges receipt of the Prospectus dated [—], 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by West Corporation (the “Company”) and the direct and indirect subsidiaries of the Company named in Schedule I hereto (the “Guarantors”) to exchange $500,000,000 in principal amount of the Company’s new 8 5/8% Senior Notes due 2018 (the “Exchange Notes”) for $500,000,000, in denominations equal to $2,000 and in integral multiples of $1,000 in principal amount thereafter, in principal amount of outstanding 8 5/8% Senior Notes due 2018 (with CUSIP numbers 952355 AG0 and U9622P AC7, the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account or benefit of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                     of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered*):

$                     of the Outstanding Notes.

* You should note that the minimum permitted tender is $2,000 in principal amount of Outstanding Notes and in integral multiples of $1,000 thereafter. Unless a specific contrary instruction is given in the space provided, your signature(s) on the instructions shall constitute an instruction to tender all of the Outstanding Notes held by us for your account.

☐ NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including, but not limited to, the representations that (i) the undersigned is obtaining the Exchange Notes in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) of the Exchange Notes, (iii) the undersigned is not an “affiliate” of the Company or any of the Guarantors within the meaning of Rule 405 under the Securities Act, (iv) if the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is not a broker-dealer, that the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and (v) if the undersigned or person receiving such Exchange Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes

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received in respect of such Outstanding Notes pursuant to the Exchange Offer; provided, however, that by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to make such agreements, representations and warranties on the undersigned’s behalf as are set forth in the Letter of Transmittal; and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Names(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

SCHEDULE I

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COSMOSIS CORPORATION, a Colorado corporation

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INTERCALL, INC., a Delaware corporation

INTRADO COMMAND SYSTEMS, INC., a New Jersey corporation

INTRADO COMMUNICATIONS INC., a Delaware corporation

INTRADO COMMUNICATIONS OF VIRGINIA INC., a Virginia corporation

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INTRADO INTERNATIONAL, LLC, a Delaware limited liability company

INTRADO SYSTEMS CORP., a Georgia corporation

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TELEVOX SOFTWARE, INCORPORATED, a Delaware corporation

THE DEBT DEPOT, LLC, a Delaware limited liability company

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TWENTY FIRST CENTURY COMMUNICATIONS OF CANADA, INC., an Ohio corporation

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TWENTY FIRST CENTURY CRISIS COMMUNICATIONS, LLC, an Ohio limited liability company

TWENTY FIRST CENTURY INTERNATIONAL SERVICES LLC, an Ohio limited liability company

WEST ASSET MANAGEMENT, INC., a Delaware corporation

WEST ASSET PURCHASING, LLC, a Nevada limited liability company

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WEST BUSINESS SERVICES, LLC, a Delaware limited liability company

WEST CUSTOMER MANAGEMENT GROUP, LLC, a Delaware limited liability company

WEST DIRECT, LLC, a Delaware limited liability company

WEST DIRECT II, INC., an Arizona corporation

WEST FACILITIES, LLC, a Delaware limited liability company

WEST INTERACTIVE CORPORATION, a Delaware corporation

WEST INTERNATIONAL CORPORATION, a Delaware corporation

WEST NOTIFICATIONS GROUP, INC., a Delaware corporation

WEST RECEIVABLE SERVICES, INC., a Delaware corporation

WEST UC SOLUTIONS HOLDINGS, INC., a Delaware corporation

WEST UC SOLUTIONS, LLC, a Delaware limited liability company

WORLDWIDE ASSET PURCHASING, LLC, a Nevada limited liability company

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